Exhibit 99.1
Rural Cellular Corporation
Announces Record
Third Quarter 2005 Roaming Revenue

November 7, 2005 — ALEXANDRIA, Minn. — Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces record roaming revenue and third quarter 2005 financial results.
Richard P. Ekstrand, President and Chief Executive Officer, commented: “The success of our network construction efforts are now being reflected in our record 65% increase in roaming minutes this quarter. As we look to our continued strong performance on the roaming front, and increasing LSR, we are keenly focused on improving customer retention and increasing our customer base.”
Ekstrand added: “I am also pleased with our recent senior subordinated notes offering, which significantly increases our financial flexibility.”
RCC’s third quarter operating highlights reflect:
— EBITDA increase to $60.8 million,

— A 65% increase in outcollect roaming minutes over 3Q 2004,

— Continued network construction and handset transitions,

— Increased service revenue from higher LSR,

— Exchange of preferred stock for common stock, and

— Expanded billing arrangement with VeriSign Communications Services.
Events subsequent to September 30, 2005:
— Declaration and payment of 11 3/8% Senior Exchangeable Preferred Stock Dividends,

— Conversion of Class T Convertible Preferred Stock back into Common Stock,

— Sale of $175 million of seven-year senior subordinated floating rate notes,

— Borrowing $58 million under the Company’s Revolving Credit Agreement.
Revenue and customers
Service Revenue. RCC’s service revenue increased to $98.3 million for the quarter. This improvement resulted from LSR increasing to $51 for the quarter compared to $48 last year. Driving the higher LSR were increased access and features revenue together with increased USF payments. USF payments were $10.8 million during the third quarter of 2005 compared to $7.6 million last year. The Company’s regulatory pass-through charges were $3.4 million during the quarter compared to $3.2 million in 2004.
Customers. The Company’s decline in customer retention continues to reflect billing, technology, and service related issues encountered during the commercial introduction of its GSM networks. Customer migrations this quarter were approximately 46,000 while gross customer postpaid adds were 41,000. RCC’s total customers were 704,605 at September 30, 2005 and 716,755 at June 30, 2005.
Roaming Revenue. Roaming revenue for the quarter increased to $41.8 million compared to $29.7 million in the third quarter of 2004. Roaming yield was approximately $0.13 per minute in 2005 and $0.16 per minute in 2004. During the quarter, voice roaming minutes increased 65% over the third quarter of 2004. Additionally, 85% of the Company’s roaming minutes came from next generation technology compared to 72% during the second quarter of this year.
Equipment Subsidy. Reflecting strong customer demand for next generation products, the Company’s net per customer subsidy this quarter was $63. Equipment revenue increased 47.1% to $8.2 million for 2005. Equipment cost increased 36.9% to $13.7 million for 2005.

Operating costs
Network Cost. RCC’s network cost for the third quarter of 2005 increased to $32.9 million, reflecting additional costs of operating multiple networks (analog, TDMA, GSM/GPRS/EDGE and CDMA/1XRTT networks), and cell sites added since September 30, 2004. Network costs include incollect expense which was $12.1 million during the quarter as compared to $12.3 million last year. Per minute incollect cost for the third quarter of 2005 was approximately $0.11 per minute compared to $0.13 last year.
Selling, General and Administrative. SG&A increased to $40.9 million in the quarter. Contributing to the increase in SG&A were an increase in customer service, sales and marketing costs, higher bad debt expense, costs to clear the increase in outcollect minutes, and severance costs related to the reorganization announced in August.
Interest Expense. Interest expense for the three months ended September 30, 2005, increased to $43.8 million. The increase in interest expense for the quarter primarily reflects a significant decrease in gain on repurchase or exchange of senior exchangeable preferred stock reported last year at this time.

Components of Interest Expense	Three months ended
(in thousands)	September 30,
	2005	2004
Interest expense on credit agreement	$—	$—
Interest expense on senior secured notes	10,531	9,564
Interest expense on senior notes	8,023	8,023
Interest expense on senior subordinated notes	10,320	10,320
Amortization of debt issuance costs	1,170	1,148
Write-off of debt issuance costs	92	269
Senior and junior preferred stock dividends	13,969	13,331
Effect of derivative instruments	(172)	(172)
Gain on repurchase and exchange of senior exchangeable preferred stock	(131)	(7,296)
Other	(26)	(58)

	$43,776	$35,129

Gain on repurchase of preferred stock. During the third quarter, the Company did not repurchase any shares of 11 3/8% senior exchangeable preferred stock. During the three months ended September 30, 2004, RCC repurchased 22,750 shares of its 11 3/8% senior exchangeable preferred stock for $19.0 million. These shares had accrued $3.5 million in unpaid dividends. The corresponding $7.3 million gain on repurchase of preferred shares was recorded as a reduction of interest expense.
Gain on exchange of 11 3/8% senior exchangeable preferred stock preferred stock for common stock. During the three months ended September 30, 2005, the Company exchanged 9,535 shares of its 11 3/8% senior exchangeable preferred stock for an aggregate of 1,070,190 shares of its Class A common stock in negotiated transactions. The shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended. These transactions resulted in a gain of $131,000, which was recorded as a reduction of interest expense.
Capital expenditures
Total capital expenditures for the third quarter and year to date were approximately $12.9 million and $77.5 million, respectively.

Teleconference
On November 7, 2005 at 8:00 AM CT, a teleconference will be held to discuss RCC’s third quarter performance. To participate in the call, dial (800) 218-8862, and give the operator your name and company affiliation. To access a replay of this call through November 16, 2005, dial (800) 405-2236 and 11043988# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.
About the Company
Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 15 states.
Forward-looking statements
Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2004 and from time to time in its other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director — Equity (320) 808-2451 Suzanne Allen, Treasurer — Preferred Securities and Debt (320) 808-2156 World Wide Web address: http://www.unicel.com
# # #

	Three months ended		Nine months ended
Consolidated Operating Data:	September 30,		September 30,
	2005	2004	2005	2004
Penetration (1) (2)	9.6%	10.5%	9.6%	10.5%
Retention (3)	97.0%	97.8%	97.3%	98.0%
Average monthly revenue per customer (4)	$74	$63	$65	$60
Local service revenue per customer (5)	$51	$48	$50	$46
Acquisition cost per customer (6)	$477	$442	$484	$428
Voice customers at period end
Postpaid			601,699	636,655
Prepaid			12,931	21,018
Wholesale			89,975	81,890

Total customers			704,605	739,563

Direct marketed POPs (1)
RCC Cellular			5,651,000	5,525,000
Wireless Alliance			754,000	754,000

Total POPs			6,405,000	6,279,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net cost of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.
EBITDA is the sum of earnings before interest, taxes, depreciation and amortization, impairment of assets, interest and dividend income, and other expense. EBITDA margin is calculated as EBITDA divided by total revenues. The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.

The following table reconciles EBITDA to net income (loss) the most comparable GAAP financial measure.

(in thousands)	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
EBITDA	$60,801	$59,630	$159,702	$172,667
Depreciation and amortization	(24,549)	(19,474)	(71,475)	(55,389)
Stock based compensation	(321)	—	(429)	—
Impairment of assets	—	—	(7,020)	—
Interest expense	(43,776)	(35,129)	(124,104)	(121,884)
Interest and dividend income	249	424	911	1,370
Other	(125)	(14)	(149)	(78)
Income tax benefit	104	—	313	—

Net income (loss)	$(7,617)	$5,437	$(42,251)	$(3,314)

The following table summarizes the reconciliation of EBITDA margin to net income (loss) as a percentage of total revenues.
(All items shown as % of total revenue)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
EBITDA	41.0%	45.0%	39.4%	45.6%
Depreciation and amortization	(16.6)	(14.7)	(17.6)	(14.6)
Stock based compensation	(0.2)	—	(0.1)	—
Impairment of assets	—	—	(1.7)	—
Interest expense	(29.5)	(26.5)	(30.6)	(32.2)
Interest and dividend income	0.2	0.3	0.2	0.4
Other	(0.1)	0.0	0.0	0.0
Income tax benefit	0.1	—	0.1	—

Net income (loss)	(5.1)%	4.1%	(10.3)%	(0.8)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

	September 30,	December 31,
(In Thousands)	2005	2004

CURRENT ASSETS:
Cash and cash equivalents	$35,766	$85,339
Accounts receivable, less allowance for doubtful accounts of $4,127 and $2,456	76,236	62,549
Inventories	8,806	7,658
Other current assets	4,766	4,175

Total current assets	125,574	159,721

PROPERTY AND EQUIPMENT, net	278,019	276,133

LICENSES AND OTHER ASSETS:
Licenses, net	548,513	548,513
Goodwill, net	348,684	348,682
Customer lists, net	33,946	47,868
Deferred debt issuance costs, net	25,882	30,228
Other assets, net	6,196	6,305

Total licenses and other assets	963,221	981,596

	$1,366,814	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

	September 30,	December 31,
(In thousands, except per share data)	2005	2004

CURRENT LIABILITIES:
Accounts payable	$37,000	$52,465
Current portion of long-term debt	15	81
Advance billings and customer deposits	12,062	11,076
Accrued interest	17,871	41,112
Other accrued expenses	12,368	9,679

Total current liabilities	79,316	114,413
LONG-TERM LIABILITIES	1,747,138	1,733,079

Total liabilities	1,826,454	1,847,492

REDEEMABLE PREFERRED STOCK	176,597	166,296

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 13,140 and 11,836 outstanding	131	118
Class B common stock; $.01 par value; 10,000 shares authorized, 453 and 540 outstanding	5	5
Additional paid-in capital	207,212	193,347
Accumulated deficit	(843,998)	(791,446)
Unearned compensation	(1,408)	(698)
Accumulated other comprehensive income	1,821	2,336

Total shareholders’ deficit	(636,237)	(596,338)

	$1,366,814	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

(In thousands,	For the Three Months Ended		For the Nine Months Ended
except per share data)	September 30,		September 30,
	2005	2004	2005	2004
REVENUE:
Service	$98,287	$97,093	$291,847	$280,657
Roaming	41,785	29,739	86,519	81,745
Equipment	8,220	5,589	26,694	16,450

Total revenue	148,292	132,421	405,060	378,852

OPERATING EXPENSES:
Network costs, excluding depreciation	32,885	27,768	88,377	77,073
Cost of equipment sales	13,738	10,035	42,747	30,627
Selling, general and administrative	40,868	34,988	114,234	98,485
Depreciation and amortization	24,549	19,474	71,475	55,389
Stock based compensation	321	—	429	—
Impairment of assets	—	—	7,020	—

Total operating expenses	112,361	92,265	324,282	261,574

OPERATING INCOME	35,931	40,156	80,778	117,278

OTHER INCOME (EXPENSE):
Interest expense	(43,776)	(35,129)	(124,104)	(121,884)
Interest and dividend income	249	424	911	1,370
Other	(125)	(14)	(149)	(78)

Other expense, net	(43,652)	(34,719)	(123,342)	(120,592)

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(7,721)	5,437	(42,564)	(3,314)

INCOME TAX BENEFIT	(104)	—	(313)	—

NET INCOME (LOSS)	(7,617)	5,437	(42,251)	(3,314)

PREFERRED STOCK DIVIDEND	(3,534)	(3,253)	(10,301)	(9,581)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(11,151)	$2,184	$(52,552)	$(12,895)

NET INCOME (LOSS) PER BASIC SHARE	$(0.89)	$0.18	$(4.24)	$(1.05)

NET INCOME (LOSS) PER DILUTED SHARE	$(0.89)	$0.17	$(4.24)	$(1.05)

WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	12,517	12,251	12,388	12,234
Diluted	12,517	12,795	12,388	12,234

COMPREHENSIVE LOSS:
NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(11,151)	$2,184	$(52,552)	$(12,895)

Adjustments — derivative financial instruments	(172)	(172)	(515)	2,291

TOTAL COMPREHENSIVE INCOME (LOSS)	$(11,323)	$2,012	$(53,067)	$(10,604)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(In Thousands)	September 30,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(42,251)	$(3,314)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	71,475	55,389
Loss on write-off of debt issuance costs	243	12,605
Mark-to-market adjustments — financial instruments	—	4,339
Gain on repurchase of preferred stock	(5,685)	(22,573)
Non-cash preferred stock dividends	3,797	21,144
Impairment of assets	7,020	—
Stock based compensation	429	—
Deferred income taxes	(313)	—
Other	3,528	5,931
Change in other operating elements:
Accounts receivable	(13,893)	2,088
Inventories	(1,148)	846
Other current assets	(432)	(361)
Accounts payable	(3,936)	(8,827)
Advance billings and customer deposits	986	1,120
Accrued preferred stock dividends	37,842	20,967
Accrued interest	(19,443)	(13,024)
Other accrued expenses	2,591	(1,857)

Net cash provided by operating activities	40,810	74,473

INVESTING ACTIVITIES:

Purchases of property and equipment	(77,521)	(61,602)
Net proceeds from property exchange	—	13,573
Proceeds from sale of property and equipment	118	54
Other	(125)	4

Net cash used in investing activities	(77,528)	(47,971)

FINANCING ACTIVITIES:

Proceeds from issuance of common stock related to employee stock purchase plan and stock options	587	187
Repayments of long-term debt under the credit agreement	—	(525,724)
Proceeds from issuance of 8 1/4% senior secured notes	—	350,000
Proceeds from issuance of senior secured floating rate notes	—	160,000
Repurchase of preferred stock	(13,355)	(68,351)
Payments to settle interest rate swaps	—	(7,645)
Payments of debt issuance costs	—	(13,928)
Other	(87)	(161)

Net cash used in financing activities	(12,855)	(105,622)

NET DECREASE IN CASH	(49,573)	(79,120)
CASH AND CASH EQUIVALENTS, at beginning of year	85,339	142,547

CASH AND CASH EQUIVALENTS, at end of period	$35,766	$63,427